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                                                                                                                          EXHIBIT 11

                       BRUSH WELLMAN INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS



                                                                  SECOND QUARTER ENDED                   SIX MONTHS ENDED
                                                             ---------------------------------------------------------------------
                                                                JULY 3,           JUNE 27,            JULY 3,           JUNE 27,
                                                                 1998              1997                1998              1997
                                                             ------------       ------------       ------------       ------------
Basic:
  Average shares outstanding                                   16,372,170         16,285,043         16,344,844         16,244,158
                                                             ============       ============       ============       ============

  Net Income                                                 ($13,084,000)        $7,489,000        ($6,922,000)       $13,979,000

  Per share amount                                                 ($0.80)             $0.46             ($0.42)             $0.86
                                                             ============       ============       ============       ============



Diluted:
  Average shares outstanding                                   16,372,170         16,285,043         16,344,844         16,244,158

  Dilutive stock options based on the treasury stock
       method using average market price                                             297,092                               232,941
                                                             ------------       ------------       ------------       ------------

           Totals                                              16,372,170         16,582,135         16,344,844         16,477,099
                                                             ============       ============       ============       ============

  Net Income                                                 ($13,084,000)        $7,489,000        ($6,922,000)       $13,979,000

  Per share amount                                                 ($0.80)             $0.46             ($0.42)             $0.86
                                                             ============       ============       ============       ============
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